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                                                                    Exhibit 1(c)

                                LANDMARK FUNDS I


                              FORM OF AMENDMENT TO
                              DECLARATION OF TRUST



         The undersigned, constituting a majority of the Trustees of Landmark Funds I (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated April 13, 1984, as amended and restated (the "Declaration"), do hereby amend Section
1.1 of the Declaration by deleting Section 1.1 in its entirety and replacing it with the following, effective on such date as any officer of the Trust may select by written notice to the Trust:


         Section 1.1. Name. The name of the trust created hereby is "CitiFunds Trust I."


         IN WITNESS WHEREOF, the undersigned have executed this Amendment this 14th day of November, 1997.


-------------------------------             -------------------------------
PHILIP W. COOLIDGE                          RILEY C. GILLEY
As trustee and not individually             As trustee and not individually


-------------------------------             -------------------------------
DIANA R. HARRINGTON                         SUSAN B. KERLEY
As trustee and not individually             As trustee and not individually


-------------------------------             -------------------------------
C. OSCAR MORONG, JR.                        E. KIRBY WARREN
As trustee and not individually             As trustee and not individually


-------------------------------
WILLIAM S. WOODS, JR.
As trustee and not individually
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                                CITIFUNDS TRUST I

                          FORM OF AMENDED AND RESTATED
                   ESTABLISHMENT AND DESIGNATION OF SERIES OF
                SHARES OF BENEFICIAL INTEREST (WITHOUT PAR VALUE)


         Pursuant to Section 6.9 of the Declaration of Trust, dated April 13, 1984, as amended and restated (the "Declaration of Trust"), of CitiFunds Trust I (formerly, Landmark Funds I) (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Shares of Beneficial Interest (without par value) in order to change the name of one series of Shares (as defined in the Declaration of Trust) which was previously established and designated. No other changes to the special and relative rights of the existing series are intended by this amendment and restatement. This amendment and restatement shall become effective on such date as any officer of the Trust may select by written notice to the Trust.

         1.  The series shall be as follows:

              The series previously designated as Landmark Balanced Fund shall be redesignated as "CitiFunds Balanced Portfolio."

              The remaining series are as follows:
                  CitiSelect(R) Folio 100;
                  CitiSelect(R) Folio 200;
                  CitiSelect(R) Folio 300;
                  CitiSelect(R) Folio 400; and
                  CitiSelect(R) Folio 500.

         2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

         3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

         4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.

         IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series on separate counterparts this 14th day of November, 1997.


-------------------------------     --------------------------------
PHILIP W. COOLIDGE                  RILEY C. GILLEY
As Trustee and Not Individually     As Trustee and Not Individually


-------------------------------     --------------------------------
DIANA R. HARRINGTON                 SUSAN B. KERLEY
As Trustee and Not Individually     As Trustee and Not Individually


-------------------------------     --------------------------------
C. OSCAR MORONG, JR.                E. KIRBY WARREN
As Trustee and Not Individually     As Trustee and Not Individually


-------------------------------
WILLIAM S. WOODS, JR.
As Trustee and Not Individually